Exhibit 23.2



[LETTERHEAD] Williams & Webster, P.S.

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Luna Medical Technologies, Inc.
Vancouver, BC CANADA

We consent to the use in this Registration Statement of Luna Medical Technologies, Inc. on Form S-8 of our audit report dated July 12, 2000, on the financial statements of Luna Medical Technologies, Inc. as of March 31, 2000 for the year ending March 31, 2000.

/s/ Williams & Webster
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
November 17, 2000


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